Exhibit 10.2
FORM OF

REGISTRATION RIGHTS AGREEMENT
dated as of [___], 2009
by and among
FOURSQUARE CAPITAL CORP.
and
THE PERSONS LISTED ON SCHEDULE 1 HERETO

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REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT is entered into as of [                                        ], 2009, by and among Foursquare Capital Corp., a Maryland corporation (the “Company”), and each of the entities listed on Schedule 1 hereto (collectively, the “Foursquare Purchasers”).
     WHEREAS, the Company has agreed to issue in a private placement to the Foursquare Purchasers an aggregate of [                    ] shares (the “Private Placement Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), pursuant to the Private Placement Agreement (as defined herein);
     WHEREAS, in connection with the issuance and sale of Common Stock to each of the Foursquare Purchasers under the Private Placement Agreement, the Holder has agreed that until [      ] from the date of the Private Placement Purchase Agreement, the Holder will not, subject to certain limited exceptions, without the prior written consent of the Company, directly or indirectly, sell, offer, dispose of, hedge or enter into any transaction that is designed to, or might reasonably be expected to result in the disposition of, any of the Common Stock issued and sold hereunder; and
     WHEREAS, each Foursquare Purchaser and the Company desire to enter into this Agreement to provide the Foursquare Purchasers and their respective permitted transferees with certain registration rights described herein.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, with the intent to be legally bound hereby, the parties hereto agree as follows:
1. Definitions. The following capitalized terms used herein have the following meanings:
     “Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used with respect to any Person means the possession, directly or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” means this Registration Rights Agreement, as amended, restated, supplemented, or otherwise modified from time to time.
     “Board” means the board of directors of the Company.
     “Business Day” means any day, other than a Saturday or Sunday or a day on which commercial banks in New York, New York are directed or permitted to be closed.
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” is defined in the recitals to this Agreement.
     “Company” is defined in the preamble to this Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

     “Foursquare Purchasers” is defined in the preamble to this Agreement.
     “Holder” means (i) each Foursquare Purchaser as a holder of record of Registrable Securities and (ii) any person that is a direct or indirect transferee of such Registrable Securities from any Foursquare Purchaser. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Securities as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.
     “Indemnified Party” is defined in Section 4.3.
     “Indemnifying Party” is defined in Section 4.3.
     “Inspectors” is defined in Section 3.1.8.
     “Lockup Termination Date” means [                    ].
     “Losses” is defined in Section 4.1.
     “Majority-in-Interest” means, with respect to any Registrable Securities, holders of more than 50% of such Registrable Securities.
     “Management Agreement” means the management agreement, dated as of the date hereof, between the Company and Foursquare Capital Management, LLC.
     “Maximum Threshold” is defined in Section 2.1.2.
     “Person” means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any entity similar to any of the foregoing.
     “Piggy-Back Registration” is defined in Section 2.3.1.
     “Private Placement Purchase Agreement” means the private placement purchase agreement, dated as of the date hereof, by and between the Company and the Foursquare Purchasers.
     “Private Placement Shares” is defined in the preamble to this Agreement.
     “Pro Rata Adjusted” is defined in Section 2.1.2.
     “Prospectus” means the prospectus or prospectuses included in any Registration Statement (including without limitation, any “free writing prospectus” (as defined in Rule 405 of the Securities Act) and any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.
     “Records” is defined in Section 3.1.8.

     “Registrable Securities” means the Private Placement Shares, together with any class of equity securities of the Company or a successor to the entire business of the Company issued in exchange for the Private Placement Shares and in, each case, shall include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities on the earliest to occur of: (a) the date on which a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) the date on which such securities shall have ceased to be outstanding; and (c) the date on which the Registrable Securities have been sold and all transfer restrictions and restrictive legends with respect to such Registrable Securities are removed upon the consummation of such sale and the seller and purchaser of such Registrable Securities receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the seller and purchaser and their respective counsel, to the effect that such Registrable Securities in the hands of the purchaser are freely transferable without restriction or registration under the Securities Act in any public or private transaction.
     “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and such registration statement becoming effective.
     “Registration Statement” means any registration statement filed by the Company with the Commission in compliance with the Securities Act for a public offering and sale of the Common Stock or other securities of the Company (including the Resale Shelf Registration Statement and any registration statement filed in connection with a Piggyback Registrations), including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement (other than a registration statement (a) on Form S-4 or Form S-8, or their successors, (b) covering only securities proposed to be issued in exchange for securities or assets of another entity, (c) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (d) for an offering of debt, whether or not it is convertible into equity securities of the Company or (e) for a dividend reinvestment plan).
     “Resale Shelf Registration” is defined in Section 2.1.1.
     “Resale Shelf Registration Statement” is defined in Section 2.1.1.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
     “underwritten offering” means a Registration in which securities of the Company are sold to one or more underwriters for reoffering to the public.
2. Registration Rights.
     2.1 Shelf Registration.
          2.1.1 Resale Shelf Registration Requirement. The Company shall prepare and file, at its own expense, not later than the 30th day, and not earlier than the 120th day, prior to the Lockup Termination Date, a “shelf” registration statement with respect to the resale of all Registrable Securities (“Resale Shelf Registration”) by the Holders on an appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor thereof (the

“Resale Shelf Registration Statement”) and permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders pursuant to the questionnaire referred to in Section 2.1.3 below and set forth in the Resale Shelf Registration Statement. The Company may include in such registration additional securities of the class of Registrable Securities to be registered thereunder, including securities to be sold for the Company’s own account or the account of Persons who are not Holders of Registrable Securities. The Company shall use its reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective by the Commission within 150 days after the filing thereof (if it is not an automatic shelf registration statement), and, subject to Section 2.2, to keep such Resale Shelf Registration Statement continuously effective for a period ending when all Private Placement Shares covered by the Resale Shelf Registration Statement are no longer Registrable Securities, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Resale Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Resale Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Resale Shelf Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky laws or any rules and regulations thereunder.
          2.1.2 Underwritten Offering; Reduction of Offering. Each Holder of the Registrable Securities shall have the right to request that an underwritten offering be effected off the Resale Shelf Registration at any time after the Lockup Termination Date, subject to Section 2.2. Upon receipt of any such request, the Company shall give written notice of the receipt of such request to the other Holders of Registrable Securities as promptly as practicable. All Holders proposing to participate in such underwriting (each, a “Selling Holder”) shall (i) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting by Selling Holders that hold a majority of the Registrable Securities included in such offering, which underwriter(s) shall be reasonably acceptable to the Company and (ii) complete and execute all questionnaires, powers-of-attorney, indemnities, opinions and other documents required under the terms of such underwriting agreement. Notwithstanding the foregoing, in no event shall the Company be obligated to effect more than two underwritten offerings hereunder in any single six-month period. If the managing underwriter(s) for an underwritten offering advises the Company and the Selling Holders in writing that the dollar amount or number of Registrable Securities which the Selling Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell or otherwise, exceeds the maximum dollar amount or maximum number of securities that the managing underwriter(s) advise the Company can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Threshold”), then the Company shall include in such registration: (a) first, the Registrable Securities (pro rata in accordance with the number of Registrable Securities which each Selling Holder has requested be included in such underwritten offering, regardless of the number of Registrable Securities or other securities held by each such Selling Holder (such proportion is referred to herein as “Pro Rata Adjusted”)) that can be sold without exceeding the Maximum Threshold; (b) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (a), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold; (c) third, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (a) and (b), the shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Threshold; and (d) fourth, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (a), (b) and (c), the shares of Common Stock that other shareholders desire to sell that can be sold without exceeding the Maximum

Threshold to the extent that the Company, in its sole discretion, wishes to permit such sales pursuant to this clause (d).
          A request for an underwritten offering may be withdrawn prior to the consummation thereof by Selling Holders representing a majority of the Registrable Securities intended to be included in such underwrtten offering, and, in such event, the request to which such withdrawal relates shall not be treated as a request for an underwritten offering which shall have been effected pursuant to the immediately preceding paragraph.
          2.1.3 Inclusion in Resale Shelf Registration. The Company shall give written notice to all Holders at least 20 Business Days prior to the anticipated filing date of the Resale Shelf Registration Statement, which notice shall include a questionnaire seeking information from the Holders deemed necessary or advisable by the Company or its counsel in order to file the Resale Shelf Registration Statement. At the time the Resale Shelf Registration Statement is declared effective (or becomes effective, if the Registration Statement is an automatic shelf registration statement), each Holder that has delivered to the Company a duly completed and executed questionnaire on or prior to the date which is ten Business Days prior to such time of effectiveness shall be named as a selling shareholder in the Resale Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law. Subject to the terms and conditions hereof, after effectiveness of the Resale Shelf Registration Statement, the Company shall file a supplement to such Prospectus or amendment to the Resale Shelf Registration Statement upon request of any Holder as necessary to name as selling shareholders therein any Holders that provide to the Company duly completed and executed questionnaires and shall use commercially reasonable efforts to cause any post-effective amendment to such Resale Shelf Registration Statement filed for such purpose to be declared effective (if it is not an automatic shelf registration statement) by the Commission as promptly as reasonably practicable after the filing thereof, provided that, if the post-effective amendment does not become effective within 60 days after it is filed, the Company will withdraw the post-effective amendment and the Company will not file another post-effective amendment for the purpose of adding selling shareholders until at least six months after the prior post-effective amendment is withdrawn.
          2.1.4 Continued Effectiveness. The Company shall prepare and file such additional Registration Statements as necessary every three years (or such other period of time as may be required to maintain continuously effective shelf registration statements) and use its reasonable best efforts to cause such Registration Statements to be declared effective by the Commission (if they are not automatic shelf registration statements) so that a shelf registration statement remains continuously effective, subject to Section 2.2, with respect to resales of Registrable Securities as and for the periods required under Section 2.1.1, each such subsequent Registration Statement to constitute a Resale Shelf Registration Statement hereunder.
     2.2 Suspension of Use of Registration Statement.
          2.2.1 Upon prior written notice to the Holders, the Company may suspend the use of a Resale Shelf Registration Statement pursuant to Section 2.1 on up to two occasions during any period of twelve consecutive months for a reasonable time specified in the notice but not exceeding 90 days in the aggregate during any such twelve month period (which period may not be extended or renewed), if (i) the Board determines in good faith that permitting sales under the Registration Statement would materially and adversely affect an offering of securities by the Company; (ii) a Piggy-Back Registration (defined below) in which Holders were able to participate was completed within the prior 90 days; or (iii) the Company is in possession of material non-public information and the Board determines in good faith that the disclosure of such information during the period specified in such notice would not be in the best interests of the Company.
          2.2.2 If any report required to be filed by the Company pursuant to the Exchange Act has not been filed by the required date taking into account any permissible extension, upon written notice thereof by the Company to the Holders, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to any Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to any Registration Statement shall be suspended until the date on which the Company has filed such report, but the Company shall file such report as promptly as practicable and shall notify the Holders in writing when such report is filed and therefore such suspension is no longer required.
     2.3 Piggy-Back Registration.
          2.3.1 Piggy-Back Rights. From and after the date hereof, until the termination of the Management Agreement, if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities by the Company for its own account or for stockholders of the Company for their account and the registration form to be used may be used for the registration of Registrable Securities, then the Company shall (a) give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable but in no event less than ten Business Days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter(s), if any, of the offering, and (b) offer to the Holders of Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five Business Days following receipt of such notice (a “Piggy-Back Registration”); provided, however, that no request for a Piggy-Back Registration may be made prior to the Lockup Termination Date. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. The Company shall cause such Registrable Securities to be included in such registration and shall use reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter(s) shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such Piggy-Back Registration and (ii) complete and execute all questionnaires, powers-of-attorney, indemnities, opinions and other documents required under the terms of such underwriting agreement.
          2.3.2 Reduction of Offering. If the managing underwriter(s) for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Holders of Registrable Securities that in their opinion the dollar amount or number of shares of Common Stock or other securities which the Company desires to sell, taken together with shares of Common Stock or other securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.3, and the shares of Common

Stock or other securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Threshold, then the Company shall include in any such registration:
               (a) If the registration is undertaken for the Company’s account: (i) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold; (ii) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (i), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata Adjusted, that can be sold without exceeding the Maximum Threshold; (iii) third, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such Persons and that can be sold without exceeding the Maximum Threshold; and
               (b) If the registration is a “demand” registration undertaken at the demand of Persons other than the Holders of Registrable Securities, (i) first, the shares of Common Stock or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Threshold; (ii) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold; (iii) third, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, Pro Rata Adjusted, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Threshold; (iv) fourth, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other securities, if any, for the account of other Persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such Persons that can be sold without exceeding the Maximum Threshold.
          2.3.3 Withdrawal. Any Holder of Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of the Registration Statement without thereby incurring any liability to the Holders of Registrable Securities. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.
          2.3.4 Restrictions on Public Sale by the Company. If requested by the lead underwriter(s) in connection with any underwritten offering pursuant to Section 2.1.2, the Company agrees not to effect any public sale or distribution (other than, in the case of the Company, in connection with (a) any merger, acquisition or similar transaction that involves the public offering of securities, (b) public sales or distributions solely by and for the account of the Company of securities issued pursuant to any employee benefit or similar plan, including employee stock and stock option plans or, (c) any dividend reinvestment plan) of any securities during the period commencing on the date the Company receives a request for an underwritten offering from any Holder and continuing until 60 days after the commencement of an underwritten offering (or for such shorter period as the lead underwriter(s) shall request) unless earlier terminated by the lead underwriter(s) in such underwritten offering.
3. Registration Procedures.
     3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as reasonably possible, and in connection with any such request:
          3.1.1 Filing Registration Statement. The Company shall, as expeditiously as reasonably possible prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use reasonable efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer the filing of any Registration Statement to the same extent as provided in Section 2.1.4; provided, further, that the Company shall not be obligated to deliver securities and shall not have penalties for failure to deliver securities, if a Registration Statement is not effective at the time of exercise by the Holder.
          3.1.2 Copies. The Company shall, upon request, promptly after filing a Registration Statement or Prospectus in respect of Registrable Securities, or any amendment or supplement thereto, furnish without charge to the Holders of Registrable Securities included in such registration copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Holders of Registrable Securities included in such Registration may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders.
          3.1.3 Amendments and Supplements. The Company shall use its reasonable efforts to prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of 180 days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.
          3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than five Business Days after such filing, notify the Holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such Holders within three Business Days of the occurrence of any of the following: (a) when such Registration Statement becomes effective; (b) when any post-effective amendment to such Registration Statement becomes effective; (c) the issuance by the Commission of any stop order (and the Company shall take all reasonable actions required to prevent the entry of such stop order or to remove it if entered); (d) the filing of a post-effective amendment that suspends effectiveness of the Registration Statement; and (e) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such Holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such Holders shall reasonably object.

          3.1.5 State Securities Laws Compliance. The Company shall use its commercially reasonable efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of its intended plan of distribution) may reasonably request and (b) take such action as is reasonably necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, consent to general service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction.
          3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. Such Holders of Registrable Securities shall agree to such representations, warranties, covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type used by the underwriters.
          3.1.7 Cooperation. The chief executive officer of the Company, the chief financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall, to the extent necessary, cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with underwriters, attorneys, accountants and potential investors.
          3.1.8 Records. The Company shall make available for inspection by the Holders of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Holder of Registrable Securities named as a selling shareholder included in such Registration Statement or any underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Holder of Registrable Securities included in such Registration Statement agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public by inclusion in the Registration Statement or otherwise. Each Holder of Registrable Securities included in such Registration Statement further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          3.1.9 Opinions and Comfort Letters. If an underwritten offering is effected off the Resale Shelf Registration Statement, or if a Registration Statement in respect of Registrable Securities includes an underwritten offering, the Company shall furnish to each Holder of Registrable Securities included in such Registration Statement a signed counterpart, addressed to such Holder, of (a) any opinion of counsel to the Company delivered to any underwriter and (b) any comfort letter from the Company’s independent public accountants delivered to any underwriter.
          3.1.10 Earnings Statement. The Company shall make available to its stockholders, as soon as practicable but not more than 15 months after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
          3.1.11 Listing. The Company shall use its reasonable efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.
     3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(c), (d) or (e) or Section 2.2, each Holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder receives notice that the Registration Statement may be used and receives a supplemented or amended Prospectus and, if so directed by the Company, each such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.
     3.3 Registration Expenses. The Company shall pay the following costs and expenses incurred in connection with (a) any Resale Shelf Registration pursuant to Section 2.1, and (b) any Piggy-Back Registration pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority, Inc. fees; (vii) reasonable fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such Registration; and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a Majority-in-Interest of the Registrable Securities included in such Registration. The Company shall have no obligation to pay any other costs or expenses in the course of the transaction contemplated hereby, including underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriters, pro rata, in proportion to the respective amount of shares each is selling in such offering.
     The Company shall have the right to exclude any Holder that does not comply with the preceding sentence from the applicable Registration.

     The obligation of the Company to bear the expenses described in this Section 3.3 shall apply irrespective of whether a registration becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.
     3.4 Information. As a condition to being included in any Registration Statement, the Holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing underwriters, if any, in connection with the preparation of any Registration Statement in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws. If a Holder fails to provide such information after reasonably requested, the Company may omit such Holder’s Registrable Securities from such Registration Statement.
4. Indemnification and Contribution.
     4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless to the fullest extent permitted by law each Holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) such Holder of Registrable Securities from and against any expenses, losses, judgments, claims, damages or liabilities (“Losses”), whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, Prospectus (including any preliminary Prospectus) , or any amendment thereof or supplement thereto, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, or any such amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished to the Company, in writing, by such Holder expressly for use therein.
     4.2 Indemnification by Holders of Registrable Securities. Each Holder of Registrable Securities will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such Holder, indemnify and hold harmless to the fullest extent permitted by law the Company, and each of its officers, employees, affiliates, directors, and agents, and each Person who controls the Company within the meaning of the Securities Act (other than such Holder) and each underwriter (if any), and each Person, if any, who controls such underwriter within the meaning of the Securities Act, against any Losses, whether joint or several, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, Prospectus (including any preliminary Prospectus), or any amendment thereof or supplement thereto, or arise out of or are based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statement therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein. Each Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such Holder.
     Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Indemnified Party.

     4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any Loss or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the Loss or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the reasonable fees and reasonable expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding and does not include any statement of admission of fault, culpability or failure to act by or on behalf of such Indemnified Party.
     4.4 Contribution.
          4.4.1 If the indemnification provided for in this Section 4 is unavailable to any Indemnified Party or insufficient to hold it harmless in respect of any Loss referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such Loss, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          4.4.2 The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.
          4.4.3 The amount paid or payable by an Indemnifying Party as a result of any Loss shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Holder from the sale of Registrable Securities which gave rise to such contribution obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          4.4.4 The indemnity and contribution agreements contained in this Section 4 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons hereunder, under applicable law or at equity.
5. Underwriting and Distribution.
     5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.
6. Miscellaneous.
     6.1 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of each Holder of Registrable Securities hereunder may be freely assigned or delegated by such Holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities held by such Holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective permitted successors and assigns; provided, however, that no such transfer or assignment shall be binding upon or obligate the Company to any such assignee unless and until the Company shall have received written notice of such transfer or assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.1.
     6.2 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable overnight courier service with charges prepaid, or transmitted by hand delivery, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telex or facsimile; provided, however, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable overnight courier service with an order for next-day delivery.
To the Company:

Foursquare Capital Corp.
1345 Avenue of the Americas
New York, NY 10105
Attn: Jonathan Sobel
with a copy to:
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attn: Steven Kolyer
To a Holder, to:
The address of such Holder(s) as are then reflected on the records of the Company.
     6.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.
     6.4 Counterparts. This Agreement may be executed by facsimile and in multiple counterparts, and all of which taken together shall constitute one and the same instrument.
     6.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.
     6.6 Modifications and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company may deem necessary or desirable and that the Company, in the exercise of reasonable judgment, determines will not materially adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of the Holders of a Majority-in-Interest of the Registrable Securities.
     6.7 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.
     6.8 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.
     6.9 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, each Holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.
     6.10 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction.
     6.11 Waiver of Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF ANY HOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
     6.12 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or in any state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.2 shall be deemed effective service of process on such party.
     6.13 Other Registration Rights. Nothing herein shall prohibit the Company from granting to any Person the right to cause the Company to register any securities of the Company under the Securities Act; provided, that the Company shall not grant any such right that conflicts with the rights of the Holders under this Agreement or otherwise limits or reduces such rights.
     6.14 Expenses. Except as otherwise provided for herein or otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with the preparation of this Agreement shall be paid by the Company.
     6.15 Holdback Agreement. In connection with an underwritten primary or secondary offering to the public, each Holder of Registrable Securities agrees, subject to any exceptions that may be agreed upon at the time of such offering, not to sell or otherwise transfer or dispose of any shares of Registrable Securities (or other securities) of the Company held by them (other than Registrable Securities included in such offering in accordance with the terms hereof) for a period equal to the lesser of 60 days following the effective date of a Registration Statement of the Company filed under the Securities Act or such shorter period as the managing underwriter(s) shall agree to; provided, that all other stockholders who own more than 10% of the outstanding Common Stock of the Company and all officers and directors of the Company enter into similar agreements. Such agreement shall be in writing in form reasonably satisfactory to the Company and the managing underwriter. The Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 6.15 and may impose stop-transfer instructions with respect to the shares of Registrable Securities (or other securities of the Company) subject to the foregoing restriction until the end of said period.
[Remainder of page intentionally left blank]

               IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.
COMPANY:

FOURSQUARE CAPITAL CORP.
By:
Name:
Title:

PURCHASERS:

ALLIANCEBERNSTEIN L.P.
By:	AllianceBernstein Corporation

By:	Name:
Title:

[GREENFIELD RELATED ENTITY]
By:
Name:
Title:

RIALTO CAPITAL MANAGEMENT, LLC
By:
Name:
Title:

FLEXPOINT FUND L.P.
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Schedule 1
THE HOLDERS
List of holders of Common Stock:

Number of Shares of
Name of the Holder	Common Stock Held	Address of the Holder
ALLIANCEBERNSTEIN L.P.

[GREENFIELD RELATED ENTITY]

RIALTO CAPITAL MANAGEMENT, LLC

FLEXPOINT FUND L.P.